Exhibit 10.18

Executive Officer Compensation

The annual base salaries for our executive officers as of January 1, 2013 are as follows:

Name	Title	Annual Base Salary
George A. Lopez, M.D.	Chairman of the Board, President and Chief Executive Officer	$710,803
Scott E. Lamb	Chief Financial Officer	$383,621
Steven C. Riggs	Vice President of Operations	$350,097
Richard A. Costello	Vice President of Sales	$356,462
Alison D. Burcar	Vice President of Product Development	$300,000

2012 Performance Bonuses:

In February 2013, the Compensation Committee approved bonuses to each of the above named officers for 2012. The amount of the bonuses for 2012 were previously reported in the Current Report on Form 8-K filed with the SEC on February 5, 2013, each of which reports are incorporated herein by reference.